SPARTAN MONEY MARKET FUND
OUTBOUND CALLING SCRIPT
BACKGROUND AND OVERVIEW
Beginning January 25, 1994, Fidelity will be mailing proxy packages to all Spartan Money Market Fund shareholders of record as of January 25, 1994. A key proposal in the proxy statement is to adopt a new fee structure for the fund. At the same time, this will represent an increase in the management fee.
Voting for the new management fee structure and, in turn, fee increase, would mean additional revenues to Fidelity, helping us to continue to devote considerable resources to portfolio management for the fund.
For the next few weeks, your role is to call fund shareholders who have not yet voted to ask them if they have received and understand the proxy statement and to encourage them to vote the proposals in the proxy. You cannot, however, ask the shareholder how he or she intends to vote.
The attached information is designed to help you in your conversations with shareholders regarding the proxy proposals. It describes your role in helping us achieve the proxy votes and lays out some specific reasons why we are asking for the management fee increase.
Also included in this package are copies of the proxy packages that were sent to shareholders, including the letter, the proxy card, and the proxy statement. Please be sure to read these materials so that you can assist shareholders with questions.

What's Inside
Fidelity Contact List          2
The Call and Your Role         3
Spartan Money Market Fund Proposal Summaries     4
Spartan Money Market Fund Q & A       5
Spartan Money Market Fund Shareholder Letter     9
Spartan Money Market Fund Information     10

SPARTAN MONEY MARKET FUND
FIDELITY CONTACT LIST
If you have any questions about Spartan Money Market Fund, please contact:
Andria Smith     Day:  6l7-728-6410
Senior Marketing Manager   Evening:   617-527-5119
Mary Ruth Moran    Day:  617-728-6415
Vice President    Evening: 617-367-0605

SPARTAN MONEY MARKET FUND
THE CALL AND YOUR ROLE
APPROACH: TALK ABOUT THE ENTIRE PROXY -- NOT JUST THE MANAGEMENT CONTRACT CHANGE. ENCOURAGE THE SHAREHOLDER TO VOTE FOR ALL THE PROPOSALS AND RETURN THEIR PROXY CARD(S).
1. Confirm that the shareholder received the proxy package. Describe the package to the shareholder if they do not recall it. (6" x 9" envelope with yellow bar across top).
2. Explain to the shareholder that his/her vote is extremely important. If a majority of shareholders do not vote prior to the meeting we must send out additional mailings.
3. If shareholders have specific questions on the management contract changes or any other proxy proposal, refer to the background material for answers to specific questions.
4. Encourage the shareholder to vote as recommended by the Trustees - FOR each proposal. Mention that all of the proposals have been carefully reviewed by the entire Board of Trustees, including the independent Trustees, whose role it is to protect the interests of the shareholders. The Board believes the proposals are fair and reasonable and unanimously recommends that shareholders vote for all proposals.
5. IF THE SHAREHOLDER INDICATES THAT HE/SHE PLANS TO VOTE YES, please reconfirm that he/she has a proxy card. Offer to assist the shareholder in completing the card. If the shareholder does not have a card, please order another for him/her.
6. IF THE SHAREHOLDER INDICATES THAT HE/SHE DOES NOT PLAN TO VOTE YES, please make sure the he/she understands the issues. If the shareholder restates that he/she will vote no, please thank him/her for his/her time and consideration. Offer to assist the shareholder in completing the card. If the shareholder does not have a card, please order another for him/her.

SPARTAN MONEY MARKET FUND
SUMMARY OF MANAGEMENT FEE CHANGE PROPOSAL
 The proposed fee is a fixed fee of 0.45%.

  - It is FLAT, meaning that it does not vary.
  - The fund's fee is also ALL-INCLUSIVE, meaning that the fund does not pay additional monies for non-management fee services, such as shareholder servicing, as do most mutual funds. Fees for these services are paid out
of the 0.45% management fee collected by FMR, the fund's manager.   FMR
retains the balance as its management fee.
 The fund currently pays a management fee at the annual rate of 0.30% of the fund's average net assets, plus 6% of any portion of gross income that represents a gross yield in excess of 5% The maximum fee rate is 0.60%. The fee rate for December 1993 was 0.30%. The proposed fixed flat fee of 0.45% is the midpoint of the current fee range.
 By eliminating the component of the fee that varies based on the fund's yield FMR gives up the right to receive a fee of over 45 basis points to 60 basis points at some time in the future.
 Spartan Money Market Fund's total management fee would be higher than the current contract when yields are less than 7.5%, and reduced when the fund's yield is over 7.5%. A 7.5% yield level is approximately equal to the average yield of money market instruments over the past twenty years (7.44% based on 90-day US Treasury bills' yields measured monthly).
REASONS FOR THE PROPOSAL
 Management believes that a fixed management fee that does not vary based on the fund's yield is more consistent with the Spartan Approach of guaranteed low expenses.
 Because the management fee is a fixed rate regardless of fund yield levels, it will not expose the fund to expense increases or decreases as interest rates change.
 The fund's management fee will remain below BOTH the median management fee (.50%) and the median total expense level (0.75%) for similar funds in the industry. Comparing the fund's proposed management fee to total fund operating expenses of competitive funds is appropriate because the fund's fee is all-inclusive.

SPARTAN MONEY MARKET FUND
QUESTIONS AND ANSWERS
1.  PLEASE EXPLAIN SPARTAN MONEY MARKET FEE INCREASE TO ME.
FMR has proposed, and the Board has approved, a change to Spartan Money Market Fund's management fee structure. The fund's current management fee is based on a percentage of fund assets, and it varies with the fund's gross yield. The proposed fee would be a fixed flat fee rather than a variable fee. The new management fee would continue to be lower than the fees paid by most competitive money market funds.
2.  WHAT DOES SPARTAN MONEY MARKET FUND'S PROPOSED MANAGEMENT FEE CONSIST
OF?
The proposed management fee rate is 0.45%.  It is a FLAT, ALL-INCLUSIVE
FEE.
That the fund's management fee is FLAT, means that, unlike the management fees of most mutual funds, it does not vary from period to period.
That it is ALL-INCLUSIVE means that it covers all expenses associated with the fund's operation, including so-called non-advisory fees, such as shareholder servicing, bookkeeping, custodial, and registration fees. FMR, the fund's advisor, pays all non-advisory fees out of the flat fee that it collects and retains the balance as its management fee. This is different from the fee structure of most mutual funds, which, in addition to a management fee component, includes a non-advisory expense component that varies with the actual costs of providing non-advisory services, including those listed above.
All of Fidelity's other Spartan funds have flat, all-inclusive fee structure, however the rate varies based on the fund's investment category.
3.  HOW IS THE PROPOSED CONTRACT DIFFERENT FROM THE CURRENT CONTRACT?
The key difference between the current and the proposed contract is that proposed fee will be a flat fixed fee. It will not vary based on the fund's yield.
The current management fee is an annual percentage of the fund's average net assets, calculated and paid monthly. The percentage is determined by a fixed formula which depends in part on the fund's yield. The fee currently ranges from 0.30% to 0.60% (30 to 60 basis points) of the fund's average net assets, depending on gross yield levels.
Under the current contract, the fund pays FMR a monthly management fee at the annual rate of .30% of its average net assets, plus 6% of that portion of gross income (if any) that represents a gross yield in excess of 5%.
The annual maximum fee rate for any month is 0.60% of the fund's average net assets. FMR has voluntarily agreed to limit the fund's total expense to 0.45% through December 1995.
FMR proposes to replace this variable fee structure with a fixed flat fee of 0.45%, the midpoint of the current fee range. The new management fee would continue to be lower than the fees paid by most competitive money market funds.

4.  WHY ARE YOU PROPOSING TO CHANGE SPARTAN MONEY MARKET FUND'S FEE
STRUCTURE?
FMR believes that a fixed management fee that does not vary based on the fund's yield is more consistent with the Spartan Approach of guaranteed low expenses. Under the proposal, therefore, FMR would give up the right to receive a fee of 45-60 basis points at some time in the future, in return for the right to earn 45 basis points in lower-yield conditions such as the current environment.
5. HOW DOES SPARTAN MONEY MARKET FUND'S PROPOSED MANAGEMENT FEE COMPARE WITH THOSE OF SIMILAR MONEY MARKET FUNDS?
The proposed total management fee would continue to be lower than management fees paid by most competitive money market funds.
In addition, the proposed management fee of 0.45%, which includes payment by FMR of the total expenses for the fund, would remain below the competitive median total expense level for taxable retail money market funds (0.75%). Comparing the fund's proposed management fee to total fund operating expenses of competitive funds is appropriate because the fund's fee is all-inclusive. (Source: Lipper Analytical Services, Inc.)
6.  HOW HAS SPARTAN MONEY MARKET PERFORMED?
Very well. For the fund's fiscal year ended April 30, 1993 the fund's performance ranking, based on total return, was 8 out of 236 competitive taxable money market funds. For the one-year ended December 31, 1993, Spartan Money Market Fund ranked 8 out of 233 competitive taxable money market funds. (Source: Lipper Analytical Services, Inc.)
7. HOW WOULD THE NEW FEE STRUCTURE AFFECT SPARTAN MONEY MARKET FUNDS' TOTAL MANAGEMENT FEES?
The figures below reflect the impact of the proposed fee structure to fund's management fee for the last three fiscal years ended April 30.
                       1993  1992  1991
Actual Management Fees:  0.30%  0.34%  0.47%
Proposed Contract:   0.45%  0.45%  0.45%
8. WHY WOULD THE BOARD OF TRUSTEES RECOMMEND A CHANGE IN THE FEE STRUCTURE? I THOUGHT THEY WERE SUPPOSED TO PROTECT THE BEST INTERESTS OF SHAREHOLDERS.
They do. The Board carefully considered a number of factors before unanimously approving the new fee structure. Some of these factors included:
 that the fund's income-based fee structure was inconsistent with the flat, all-inclusive fee structure of the other Spartan fixed-income funds managed by FMR.
 management fees of competitive funds.
 the fund's performance record.
 the quality and service being provided by the fund.
9.  WHAT OTHER PROPOSALS ARE INCLUDED IN THE SPARTAN MONEY MARKET PROXY
STATEMENT?
There are a number of additional proposals included in this proxy statement. Shareholders are being asked to:
ELECT A BOARD OF TRUSTEES. This is a routine matter. Twelve trustees are up for election, including Fidelity's first woman trustee, Phyllis Burke Davis.
RATIFY THE SELECTION OF COOPERS &AMP; LYBRAND. This, too, is a routine proposal ratifying Coopers & Lybrand as the trust's accountants.
Amend the Declaration of Trust to provide DOLLAR-BASED, RATHER THAN SHARE-BASED VOTING RIGHTS to the shareholders of the Trust. Spartan Money Market Fund is a portfolio of Fidelity Summer Street Trust. Currently the declaration of trust provides that the portfolios of the trust operate with a one share, one vote provision; however, when the net asset values of the various portfolios of the trust diverge, voting rights may become disproportionate. This proposal is intended to eliminate this occurrence by replacing the one share, one vote provision with one that provides for voting rights based on a shareholder's total dollar investment in the trust. As a result, money market shareholders would be giving up voting power on trust-wide votes only.
Amend the Declaration of Trust to eliminate the requirement of NOTIFYING TRUST SHAREHOLDERS within three months in the event of an appointment of a Trustee. Notifying shareholders of Trustee appointments is costly and not required by the Investment Company Act of 1940. Shareholders will be notified of Trustee appointments in the next financial report for a fund. Amend the Declaraion of Trust and adopt a fundamental policy to provide the fund with the ability to INVEST ALL OF ITS ASSETS IN ANOTHER OPEN-END INVESTMENT COMPANY with the same investment objective and policies (Pooled Fund Structure). The purpose of this structure is to allow several funds with the same investment objectives and policies, but different servicing features (e.g., checkwriting), to combine their investments rather than managing them separately. Doing so allows each fund to achieve operational efficiencies, thereby reducing expenses. While neither the Board nor FMR has determined that the fund should currently invest in a Pooled Fund, the Trustees believe it could be in the best interest of the fund to adopt such a structure at a future date.
Approve an Agreement and Plan providing for the conversion of the fund into a separate fund of a DELAWARE BUSINESS TRUST. Delaware law affords advantages to the operations of a mutual fund in addition to those available under Massachusetts law. The investment objective, policies and limitations of the fund will not change.
Approve REVISION OF SEVERAL OF THE FUND'S INVESTMENT LIMITATIONS in order to conform to limitations which are expected to become standard for all funds managed by FMR. The proposals do not affect the fundamental objective of the fund, and are not expected to result in any significant changes in the fund's investment strategy.

Insert Shareholder proxy letter here

SPARTAN MONEY MARKET FUND
FUND INFORMATION
FUND HISTORY
 Spartan Money Market Fund was introduced in 1989. It was the first mutual fund to apply the Spartan Approach to investing.
 The Spartan Approach was created as a way for cost-conscious investors to earn higher yields through lower costs. The Spartan Approach lowers costs in two ways: it takes advantages of economies of scale and uses an a la carte fee structure. Here's how it works:
  First, large accounts are more efficient to manage, so Spartan's higher investment minimums mean overall fund operating costs are reduced.
  Spartan investors have control over their transaction costs. Unlike most other mutual funds, Spartan shareholders pay only for the transactions they make.  (Exception:  transaction fees are waived on account balances of $50,000 or more.)
 Over the years the fund has consistently produced higher yields than most other money market funds. (Source: Lipper Analytical Services, Inc.)
FUND MANAGEMENT
 The fund seeks to offer high current income while maintaining a stable one dollar share price. No one has ever lost a penny in this or any other Fidelity money market fund. There is no guarantee that the fund will maintain a $1 share price.
 The fund's yield will fluctuate with interest rates.
SHAREHOLDER PROFILE
 Spartan Money Market has approximately 65,000 retail accounts.
 The average Spartan Money Market Fund retail account size of approximately $60,000 is more than double the average retail taxable money market fund ($18,500) account, reflecting the fund's appeal to investors who seek to minimize costs and maximize yields.
 Spartan Money Market Fund shareholders may own either only Spartan Money Market or it may be one of many Fidelity funds they own. The level of investment expertise among many of these shareholders is high.
   DATE:                    TIME:                SCRIPT ID:
                          CONTACT:
                     FIDELITY INVESTMENTS
Name    ________________________
Address ________________________
        ________________________
City _____________________  State __________
Zip Code ________ ______
Evening Phone ________________
Day time Phone _______________
Fund Name _____________________
Share Value _______________
Attempts:  X  E:       D:                   State:
"Good evening Mr./Ms."            ".
This is " (first and last name)     " calling from Fidelity
Investments to follow up on a recent proxy mailing we sent
you regarding the "(fund name)".  Do you recall receiving the proxy? (It was in a yellow and white envelope)
(page 2)  PF(1)  DIDN'T RECEIVE/FULFILLMENT
(page 3)  PF(3)  RECEIVED
(page 4)  PF(5)  DEPARTMENT REFERRAL
(page 5)  PF(12) TERMINATION
(page 6)  PF(7)  PRIORITY HANDLING
    DATE:                   TIME:                SCRIPT ID:
                           CONTACT:
                     FIDELITY INVESTMENTS
 The proxy mailing that was sent to you was for the "(fund
name)"  May we send you another proxy for this important
vote?
NO -- Thank you for your time this evening and for chosing
      Fidelity for your investments.
YES -- Let me verify the address that the first proxy was
       mailed to:
Name    ________________________
Address ________________________
        ________________________
City _____________________  State __________
Zip Code ________ ______
____  Spartan Money Market Fund
      We will be mailing the new proxy within 1-2 business days
      and you will receive it in approximately 5 days.  It will
      arrive in a yellow and white envelope.  Please fill it
      out and mail it back as soon as possible.  Thank you
      for your time this evening and for chosing Fidelity for
      your investments.
PF(1) YES - SEND PROXY  PF(3) NO-EXIT CALL  PF(12) TERMINATION
   DATE:                    TIME:                SCRIPT ID:
                          CONTACT:
The purpose of my call this evening is to remind you of the
importance of your vote to the fund. Have you had a chance to send it in? ALREADY VOTED -- Great! Thank you for your time this evening and for chosing Fidelity for your
                  investments.
WILL BE
VOTING   --  Great!  We are calling to encourage
                  everyone to vote so we can reach a quorum.
                  Thank you for your time this evening and
                  for chosing Fidelity for your investments.
WILL NOT
BE VOTING --      We are calling to encourage everyone to
                  vote so we can reach a quorum.
                  STILL NOT VOTING --  Thank you for your
                  time this evening and for chosing Fidelity
                  Investments.
                  WILL VOTE --Thank you for your time this
                  evening and for chosing Fidelity for your
                  investments.
              PF(1) Complete  PF(12) Termination
                     FROM PAGE 1 - PF(3)
    DATE:                   TIME:                SCRIPT ID:
                           CONTACT:
                     FIDELITY INVESTMENTS
Unfortunately, I'm not able to help you in my department this evening, however I'd be happy to provide you with a toll free number.
Department           Phone Number            Hours
Customer Service      1-800-544-6666         24 hours, 7 days
Mutual Fund Sales     1-800-544-8888         24 hours, 7 days
Brokerage Issues      1-800-544-7272         24 hours, 7 days
Proxy Issues beyond
Scope 440 Financial   1-800-544-8888         24 hours, 7 days
    DATE:                   TIME:                SCRIPT ID:
                           CONTACT:
                     FIDELITY INVESTMENTS
PRIORITY HANDLING:
Defined as any shareholder contacted who is either upset or
irate about the terms of the proxy or for being disturbed by the phone call.
Name    ________________________
Address ________________________
        ________________________
City _____________________  State __________
Zip Code ________ ______
Evening Phone ________________
Day time Phone _______________
Account Number _________________________
Comments
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

    DATE:                   TIME:                SCRIPT ID:
                           CONTACT:
                     FIDELITY INVESTMENTS
                      TERMINATION CODES
                        PF 01  = BUSY
                      PF 03  = NO ANSWER
                   PF 05  = ANSWER MACHINE
           PF 07  = CALL BACK LATER   Date (YYMMDD)
                           Time (HHMM)
                  PF 09  = INCORRECT NUMBER
                      PF 12  = RESEND
 PF 13 = ALREADY VOTED
 PF 14 = RECEIVED/NOT VOTING
 PF 15 = RECEIVED/VOTING
 PF 16 = DEPT. REFERRAL
 PF 17 = PRIORITY HANDLING
    DATE:                   TIME:                SCRIPT ID:
                           CONTACT:
                     FIDELITY INVESTMENTS
 ANSWERING MACHINE RESPONSE
This is _________________ from Fidelity Investments calling regarding the proxy we mailed you on your (Spartan Money Market) account you may recall it was in a yellow and white envelope.

If you have already mailed in the proxy, we would like to thank you.

If you have not had the opportunity to vote yet, we would like to encourage you to take a moment and mail it back to us.

Thank you very much for investing with Fidelity and taking the time to cast your vote.
 PF (01) COMPLETE
 PF (16) PREVIOUS SCREEN